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EXHIBIT 10.3

AMENDMENT NUMBER ONE

        This Amendment Number One is dated as of December 31, 2002 and is to the Term Loan Agreement (the "Agreement") dated as of October 24, 2002 among Hardinge Inc., the Banks signatory thereto and JPMorgan Chase Bank, as Sole Administrative Agent, and KeyBank National Association, as Documentation Agent. Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

        The Borrower has determined to make certain adjustments to its financial statements and to recognize a nonrecurring charge to its shareholders equity for the fiscal year ending December 31, 2002 in an amount not to exceed Eight Million Two Hundred Forty Five Thousand Dollars ($8,245,000).

        In order to amend the Agreement, the parties agree as follows:

        1.    Section 8.02 of the Agreement shall be amended to read as follows:

        Net Worth. The Borrower shall maintain a Consolidated Tangible Net Worth of not less than $117,000,000, at all times through December 31, 2002, which sum shall increase by $1,000,000 as of the end of each Fiscal Year thereafter. In the event that at any time there is a positive adjustment to shareholders equity related to the Hardinge Inc. Pension Plan, the minimum Consolidated Tangible Net Worth required will be increased by the amount of the positive adjustment.

        2.    Upon the execution of this Amendment Number One, the Borrower shall pay to the Agent for the account of each Bank an amendment fee equal to ten (10) Basis Points of the Commitment.

        3.    This Amendment Number One may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any parties hereto may execute this Amendment Number One by signing any such counterpart.

        4.    Other than as set forth in this Amendment Number One, the terms and conditions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment Number One to be executed by their duly authorized officers as of the day and year first above written.

[Signature Pages Follow]

HARDINGE INC.
By:	/s/ J. PATRICK ERVIN J. Patrick Ervin, Chairman of the Board and Chief Executive Officer
AGENT:
JPMORGAN CHASE BANK
By:	/s/ CHRISTINE M. MCLEOD Christine M. McLeod, Vice President
DOCUMENTATION AGENT:
KEYBANK NATIONAL ASSOCIATION
By:	/s/ ALBERT G. WHITE Albert G. White, Senior Vice President

BANKS:
JPMORGAN CHASE BANK
By:	/s/ CHRISTINE M. MCLEOD Christine M. McLeod, Vice President
KEYBANK NATIONAL ASSOCIATION
By:	/s/ ALBERT G. WHITE Albert G. White, Senior Vice President
MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ SUSAN A. BURTIS Susan A. Burtis, Vice President
NBT, NATIONAL ASSOCIATION
By:	/s/ RONALD G. GOODWIN Ronald G. Goodwin, Vice President

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  EXHIBIT 10.3
AMENDMENT NUMBER ONE